Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, as a director of Resideo Technologies, Inc. (the “Company”), a Delaware corporation, hereby appoints Jay Geldmacher, Anthony L. Trunzo and Jeannine J. Lane, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements on Form S-8 or any other appropriate form during fiscal year 2020 and to file the same together with all exhibits thereto, under the Securities Act of 1933, as amended, including any amendment or supplement thereto or to any registration statement heretofore filed by the Company on Form S-8 or any other appropriate form for the registration of shares of the Company’s common stock (or participations where appropriate) to be offered pursuant to the Resideo Employee Stock Purchase Plan and any plan which is a successor to such plan or is a validly authorized new plan pursuant to which securities of the Company are issued to employees or non-employee directors.

I hereby grant to each such attorney-in-fact full power and authority to perform every act necessary to be done in connection with the foregoing as fully as I might do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them or their substitutes, may lawfully do or cause to be done.

I hereby revoke any or all prior appointments of attorneys-in-fact to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

/s/ Roger B. Fradin Roger B. Fradin, Chairman of the Board	/s/ Paul F. Deninger Paul F. Deninger, Director

/s/ Cynthia Hostetler Cynthia Hostetler, Director	/s/ Brian G. Kushner Brian G. Kushner, Director

/s/ Jack R. Lazar Jack R. Lazar, Director	/s/ Nina L. Richardson Nina L. Richardson, Director

/s/ Andrew C. Teich Andrew C. Teich, Director	/s/ Sharon Wienbar Sharon Wienbar, Director

Dated: June 8, 2020